                              DOMINI ADVISOR TRUST

                                    Amendment
                             to Declaration of Trust

                                 August 1, 2005

         The undersigned, constituting at least a majority of the Trustees of the Trust named above and acting pursuant to the Trust's Declaration of Trust as currently in effect (the "Declaration of Trust"), do hereby certify that in accordance with the provisions of the first sentence of Section 9.3(a) of the
Declaration of Trust, the following amendments to the Declaration of Trust has been duly adopted by at least a majority of the Trustees of the Trust, effective as of August 1, 2005:

         (a)    The Establishment and Designation of Series of Shares of
Beneficial Interests (par value $0.00001 per Share) attached as Appendix A to the Declaration of Trust has been amended and restated to read as set forth on
Appendix A attached hereto.

         (b)    Section 5.2 of the Declaration of Trust is amended to read in its entirety as follows:

                Section 5.2. Non-Liability of Trustees and Others. No Trustee,
         Trustee Emeritus, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust; and all Persons shall look solely to the Trust
         Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be liable to the Trust or to any
         Shareholder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office. Without limiting the foregoing, the appointment, designation or identification of a Trustee as the chairperson (including the independent chairperson) of the Board of
         Trustees, a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any duty, obligation or liability that is greater than the duties, obligations and liability imposed on that person as a Trustee in the absence of the appointment, designation or identification (except that the foregoing limitation shall not apply to duties expressly imposed pursuant to the By-Laws, a committee charter or a Trust policy statement), and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation

                                      -2-

         or identification of a Trustee as aforesaid shall effect in any way that Trustee's rights or entitlement to indemnification.

         (c)    Section 5.7 of the Declaration of Trust is amended to read in its entirety as follows:

                Section 5.7. Derivative Actions. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be mailed to the
         Secretary or Clerk of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the
         Shareholder to support the allegations made in the demand. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter, or by virtue of the amount of such remuneration. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class thereof, as appropriate. Any decision by the Trustees under this
         Section 5.7 not to bring, or maintain such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders, except to the extent that Shareholders have voting rights as set forth in Section 6.8 hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

/s/ Amy L. Domini                          /s/ Karen Paul
------------------------------------       --------------
Amy L. Domini, as Trustee                  Karen Paul, as Trustee
and not individually                       and not individually

/s/ Julia Elizabeth Harris                 /s/ Gregory A. Ratliff
------------------------------------       ----------------------
Julie Elizabeth Harris, as Trustee         Gregory A. Ratliff, as Trustee
and not individually                       and not individually

/s/ Kirsten S. Moy                         /s/ Frederick C. Williamson, Sr.
------------------------------------       --------------------------------
Kirsten S. Moy, as Trustee                 Frederick C. Williamson, Sr., as
and not individually                       Trustee and not individually

/s/ William C. Osborn                      /s/ John L. Shields
------------------------------------       -------------------
William C. Osborn, as Trustee              John L. Shields, as Trustee
and not individually                       and not individually

                                                                      Appendix A
                                                                      -------- -

                              AMENDED AND RESTATED
              ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF
               BENEFICIAL INTEREST (PAR VALUE $0.00001 PER SHARE)

         Pursuant to Section 6.11 of the Declaration of Trust, dated as of
October 6, 2004 (as amended and in effect from time to time, the "Declaration"), of Domini Advisor Trust (the "Trust"), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby amend and restate the existing
Establishment and Designation of Series appended as Appendix A to the
Declaration in order to establish and designate one additional Series of Shares
(as defined in the Declaration). No changes to the special and relative rights of the existing Series are intended by this amendment and restatement.

         1.     The previously established and designated Series is:

                Domini Social Equity Portfolio

                The additional Series established and designated hereby is:

                Domini European Social Equity Portfolio

         2.     Each Series (referred to herein as a "Fund" and, collectively, the "Funds") shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the
Securities Act of 1933 to the extent pertaining to the offering of Shares of the
Fund. Each Share of each Fund shall be redeemable as provided in the
Declaration. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust's Declaration of Trust, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the
Declaration of Trust. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

         3.     Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the
Declaration.

         4.     The assets and liabilities of the Trust shall be allocated among each Fund and any series of the Trust designated in the future as set forth in
Section 6.9 of the Declaration.

                                      -2-

         5.     Subject to the provisions of Section 6.9 and Article IX of the
Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or otherwise to change the special and relative rights of each Fund.

         6.     Any Fund may be terminated by the Trustees at any time by
written notice to the Shareholders of the Fund.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of
August 1, 2005.

/s/ Amy L. Domini                         /s/ Karen Paul
---------------------------------------   --------------
Amy L. Domini, as Trustee and             Karen Paul, as Trustee and
not individually                          not individually

/s/ Julia Elizabeth Harris                /s/ Gregory A. Ratliff
---------------------------------------   ----------------------
Julia Elizabeth Harris, as Trustee and    Gregory A. Ratliff, as Trustee and
not individually                          not individually

/s/ Kirsten S. Moy                        /s/ Frederick C. Williamson, Sr.
---------------------------------------   --------------------------------
Kirsten S. Moy, as Trustee and            Frederick  C.  Williamson,  Sr. , as
not individually                          Trustee and not individually

/s/ William C. Osborn                     /s/ John L. Shields
---------------------------------------   -------------------
William C. Osborn, as Trustee and         John L. Shields, as Trustee and
not individually                          not individually